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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1999 Non Statutory Stock Option Plan and the 1997 Employee Stock Purchase Plan of Concentric Network Corporation of our report dated January 25, 1999, except for Note 15, as to which the date is February 1, 1999, with respect to the financial statements and schedule of Concentric Network Corporation included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                              /s/ Ernst & Young LLP


San Jose, California
March 16, 1999